                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)

                     of the Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant  X
                        ---

Filed by a Party other than the Registrant ___


Check the appropriate box:

 X Preliminary Proxy Statement      __ Confidential, For Use of the Commission
---                                    Only (as permitted by Rule 14a-6(e)(2))

__ Definitive Proxy Statement

__ Definitive Additional Materials

__ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      OLYMPIC CASCADE FINANCIAL CORPORATION

                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

          X  No fee required
         ---

         __  Fee computed on table below per Exchange Act
             Rules 14a-6(i)(1)0-11.

         (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------

         (5) Total fee paid:

         -----------------------------------------------

         __ Fee paid previously with preliminary materials.

         __ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.




         (1)      Amount Previously Paid:

         ------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.

         ------------------------------------------------

         (3)      Filing Party:

         ------------------------------------------------

         (4)      Date Filed:

         --------------------------------

                      OLYMPIC CASCADE FINANCIAL CORPORATION
                    Notice of Annual Meeting of Shareholders
                To Be Held Tuesday, March 12, 2002 at 10:00 A.M.

To the Shareholders:

The Annual Meeting of Shareholders of Olympic Cascade Financial Corporation (the "Company") will be held on March 12, 2002 at 10:00 A.M. at the New York offices of the Company's subsidiary, National Securities Corporation, located at 120 Broadway, 27th Floor, New York, New York 10271 for the following purposes:

         1. To elect two Class I directors to serve until the 2005 Annual Meeting of Shareholders and until their successors are elected and qualified;

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock, par value $.02 per share, which the Company is authorized to issue from 6,000,000 shares to 60,000,000 shares;

         3. To ratify the appointment of Feldman Sherb & Co, P.C. as independent public accountants for the fiscal year ending September 27, 2002; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


Owners of record at the close of business on January 18, 2002 will be entitled to vote at the meeting or at any adjournments or postponements thereof. A complete list of the shareholders entitled to vote at the Annual Meeting will be made available for inspection by any shareholder of record at the offices of the Company during market hours from March 1, 2002, through the time of the Annual Meeting.

                                By Order of the Board of Directors

                                Robert H. Daskal
                                Acting Secretary

Chicago, Illinois
January 28, 2002

                      OLYMPIC CASCADE FINANCIAL CORPORATION
                      -------------------------------------
                            875 North Michigan Avenue
                                   Suite 1560
                             Chicago, Illinois 60611

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held March 12, 2002

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Olympic Cascade Financial Corporation, a Delaware corporation ("Olympic" or the "Company"), for use at the Annual Meeting of Stockholders to be held on March 12, 2002, and any adjournment or postponement thereof. The Annual Meeting will be held at 10:00 A.M. (local time) at the New York offices of the Company's subsidiary, National Securities Corporation, located at 120 Broadway, 27th Floor, New York, New York 10271. This Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended
September 28, 2001 are being mailed on or about January 28, 2002 to stockholders entitled to vote at the meeting.

Record Date and Voting Shares

The close of business on January 18, 2002 has been fixed as the record date ("Record Date") for determining the shareholders of record entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 2,236,449 shares of Common Stock, $.02 par value (the "Common Stock") and 20,725 shares of Series A Convertible Preferred Stock, $.01 par value (the "Preferred Stock"). Each share of Preferred Stock is convertible into Common Stock at the current conversion price of $1.50 per share, and the holder of each share of Preferred Stock is entitled to the number of votes equal to the number of shares into which such share of Preferred Stock could be converted at the record date. Accordingly, as of the record date there were 3,618,115 shares entitled to vote, consisting of Common Stock outstanding, or 2,236,449 shares, and Common Stock issuable upon conversion of the Preferred Stock, or 1,381,666 shares. Each share of Common Stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting.

Directors are elected by a plurality of the votes, which means the two nominees who receive the largest number of properly executed votes will be elected as directors. Shares that are represented by proxies that are marked "withhold authority" for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

Under Delaware law, the Proposed Amendment to the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of Common Stock entitled to vote at the Meeting. If the stockholders approve the Proposed Amendment affecting the Certificate of Incorporation, the Company will file an amendment with the Secretary of State of the State of Delaware to the Certificate of Incorporation that reflects the amendment. The affirmative vote of a majority of the shares present (in person or by proxy and entitled to vote at the Annual Meeting) is needed to ratify the appointment of Feldman Sherb & Co, P.C as the Company's independent auditors. Any other matters properly considered at the meeting will be determined by a majority of the votes cast.

Voting of Proxies

If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal 2 described in this Proxy Statement, the Proxy will be voted FOR the approval of Proposal 3 described in this Proxy Statement, and in accordance with the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the New York offices of the Company's subsidiary, National Securities Corporation, located at 120 Broadway, 27th Floor, New York, New York 10271, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspectors of Elections appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals for 2003 Annual Meeting of Shareholders

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2003 Annual Meeting must be received no later than October 1, 2002 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be sent to Olympic Cascade Financial Corporation, c/o National Securities Corporation, 120 Broadway, 27th Floor, New York, New York 10271 Attention: Corporate Secretary.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

At the Annual Meeting, two Class I directors will be elected by the shareholders to serve until the 2005 Annual Meeting of Shareholders and until their successors are elected and qualified. The accompanying form of proxy will be voted "FOR" the election of the nominees listed below to serve as directors unless the proxy contains contrary instructions.

On December 28, 2001, the Company completed a series of transactions under which certain new investors (collectively, the "Investors") have obtained a significant ownership in Olympic through a $1,072,500 investment in Olympic and by purchasing a majority of the shares held by Steven A. Rothstein and family, the former Chairman and Chief Executive Officer of the Company and principal shareholder (the "Investment Transaction"). The Investors include Triage Partners LLC ("Triage"), an affiliate of Sands Brothers & Co., Ltd., a New York Stock Exchange ("NYSE") member firm, and One Clark LLC ("One Clark"), an affiliate of Mark Goldwasser, the current Chief Executive Officer and President of the Company. The Investors purchased an aggregate of $1,072,500 of Series A Preferred Stock from Olympic, which is convertible into Common Stock at a price of $1.50 per share. In connection with the Investment Transaction, Triage also purchased 285,000 shares of Common Stock from Mr. Rothstein and his affiliates at a price of $1.50 per share. In addition, Mr. Rothstein and his affiliates have granted Triage a three-year voting proxy on the balance of his Olympic Common Stock (274,660 shares). The Investors have agreed to purchase up to an additional $500,000 of Series A Preferred Stock upon the same terms in the event such funds are needed by the Company. The funds for this additional purchase are being held in escrow. Concurrent with the Investment Transaction, two unrelated individual noteholders holding $2.0 million of the Company's debt have converted one-half of their debt into the same class of Series A Preferred Stock. The noteholders also had 100,000 of their existing warrants to acquire up to 200,000 shares repriced from an exercise price of $5.00 per share to $1.75 per share. Messrs. Goldwasser, Steven Sands and Martin Sands, Peter Rettman, a designee of the noteholders, and two new independent directors (Andrew Zaro and Robert J. Rosan) have joined current non-employee director Gary A. Rosenberg on the board of Olympic. Directors James C. Holcomb, Jr. and D. S. Patel have resigned their positions on the board. Mr. Rothstein has resigned as an officer and director of Olympic.


As of the Record Date, the Board of Directors of Olympic is as follows:

                                                              Year in Which
Name                                Class                     Term will Expire
----                                -----                     ----------------
Steven B. Sands                       I                            2002
Martin S. Sands                       I                            2002
Robert J. Rosan                      II                            2003
Andrew Zaro                          II                            2003
Mark Goldwasser                     III                            2004
Gary A. Rosenberg                   III                            2004
Peter Rettman                       III                            2004


The members of the Board of Directors of Olympic are classified into three classes, one of which is elected at each Annual Meeting of Stockholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Each shareholder will be entitled to one vote for each share of Common Stock held as of the record date. Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Election requires the affirmative vote by the holders of a majority of the Common Stock voting at the Annual Meeting.

The following sets forth the names and ages of all directors and executive officers of the Company and its subsidiaries, all positions and offices to be held with the Company by such persons, and the principal occupations of each during the past five years.

Nominees for Director

                                                              Class and Year
                                                              In Which Term
Name                                Age                        Will Expire
----                                ---                        -----------
Steven B. Sands                     43                        Class I, 2005

Martin S. Sands                     40                        Class I, 2005


The Board of Directors recommends a vote FOR the election of each of the nominees for Director of the Company.

Directors Not Standing for Election

                                                            Class and Year
                                                            In Which Term
Name                            Age                          Will Expire
----                            ---                          -----------
Robert J. Rosan                  70                         Class II, 2003

Andrew Zaro                      47                         Class II, 2003

Mark Goldwasser                  43                         Class III, 2004

Gary A. Rosenberg                61                         Class III, 2004

Peter Rettman                    55                         Class III, 2004


Steven B. Sands                 Director
                                Co-Chairman of Olympic

Steven B. Sands has served as Co-Chairman of the Company since December 28, 2001. He has served as Co-Chairman and Co-Chief Executive Officer of New York Stock Exchange member Sands Brothers & Co., Ltd., an investment banking and brokerage firm located in New York City, since 1990. Mr. Sands has been actively involved in the investment banking business since 1980, and has managed several investment partnerships affiliated with Sands Brothers over the course of the past five years. Mr. Sands currently serves as a director of The Pittsburgh Brewing Company, Critical Capital Growth Fund, L.P. and Sands Brothers Asset Management LLC. Mr. Sands received his BA degree from Hamilton College in 1980. Mr. Sands serves as a trustee of the Friends School in Locust Valley, New York.

Martin S. Sands                 Director
                                Co-Chairman of Olympic

Martin S. Sands has served as Co-Chairman of the Company since December 28, 2001. He has served as Co-Chairman and Co-Chief Executive Officer of New York Stock Exchange member Sands Brothers & Co., Ltd., an investment banking and brokerage firm located in New York City, since 1990. Mr. Sands has been actively involved in the investment banking business since 1983, and has managed several investment partnerships affiliated with Sands Brothers over the course of the past five years. Mr. Sands serves as a director of Sands Brothers Asset Management, LLC. In October 2000, Mr. Sands was censured, fined and suspended by the New York Stock Exchange for a 90-day period from supervisory duties for his failure to reasonably discharge certain supervisory responsibilities at Sands Brothers. Mr. Sands has fully complied with the New York Stock Exchange Order. Mr. Sands received his BA from Union College in 1983.

Mark Goldwasser                 Director
                                President and Chief Executive Officer of Olympic
                                Vice Chairman of National

Mr. Goldwasser has served as a director of the Company since December 28, 2001. He joined the Company in June 2000. He was named President in August 2000 and Chief Executive Officer in December 2001. Prior to joining the Company, Mr. Goldwasser was the Global High Yield Sales Manager at ING Barings from 1997 to 2000. From 1995 to 1997, he was the Managing Director of High Yield Sales at Schroders & Co., and from 1991 to 1995, he was the Vice President of Institutional High Yield Sales at Lazard Freres & Co. From 1984 to 1991, Mr. Goldwasser served as the Associate Director of Institutional Convertible Sales and Institutional High Yield Sales at Bear Stearns & Co., Inc. From 1982 to 1984, he was a Floor member of the New York Mercantile Exchange (NYMEX) and the Commodity Center (COMEX). Mr. Goldwasser received his BA with Honors from the University of Capetown in 1979.

Gary A. Rosenberg                   Director

Mr. Rosenberg has served as a Director of the Company since its inception in February 1997 and served as its President from August 1997 until April 1998. He was appointed to the Board of National in December 1996. Mr. Rosenberg was Chairman and CEO of UDC Homes, Inc. (and its predecessors) from 1968 to 1994, and the Chairman (non-management) from 1994 to 1996. Presently, Mr. Rosenberg is Chairman, Chief Executive Officer and Director of Canterbury Development Corporation, a family held company with financial, technology, entertainment and real estate interests. He is also Chairman, President and CEO of One Stop Shop, Inc., a retail company serving homeowners and homebuyers; Chairman and Director of the Rosenberg Foundation; Founder and Chairman of the Real Estate Research Center; member of the Board at The Kellogg Graduate School of Management at Northwestern University; and a Trustee of St. Norbert College. Mr. Rosenberg received his BS and MBA from Northwestern University and his JD from the University of Wisconsin.

Peter Rettman                       Director
                                    Registered Representative of National

Mr. Rettman has served as a director of the Company since December 28, 2001. He has served as a Registered Representative of National Securities Corporation since December 1994. Mr. Rettman has taught investments at the University of Washington extension program since 1975, and is a speaker and presenter at national and regional stock broker training and development programs. Mr.Rettman currently serves as a director of Ultravection Corp., International
Bioproducts, and Microplanet Corp.

Robert J. Rosan                     Director

Mr. Rosan has served as a director of the Company since December 28, 2001. He is a partner in the law firm of Rosan & Rosan P.C. His practice specializes in real estate, banking and contract law. Mr. Rosan has been a partner of Rosan & Rosan P.C. for thirty (30) years. Mr. Rosan received his LLB from Columbia Law School.

Andrew Zaro                         Director

Mr. Zaro has served as a director of the Company since December 28, 2001. He is currently the managing member and majority shareholder of Cavalry Investments LLC ("Cavalry"). Cavalry specializes in the acquisition and collection of non-performing consumer debt nationally. Calvary has a $3 billion portfolio with over 1 million accounts. Calvary employs 160 full time people, 300 contingent law firms and 10 outside collection agencies. In 1991, Mr. Zaro founded and had overall management responsibility for Zirmak Investments LP, a partnership specializing in the acquisition of non performing consumer loans. Four years later he also founded Zirgo, LP, a successful subprime auto finance company based in Phoenix, Arizona. Zirmak Investments and Zirgo, LP, are both being serviced by Cavalry Investments LLC.

Executive Officers

Michael A. Bresner                  58 years old   President of National

Mr. Bresner joined the Company in January 1998. In August 1998, he was named President of National. Prior to joining the Company, Mr. Bresner worked as Managing Director of H.J. Meyers, Inc., a position he held since 1990. Mr. Bresner served as Directing Editor of the Value Line Special Situations Service. Mr. Bresner is a Supervisory Analyst.

Craig M. Gould                      32 years old   Vice Chairman of Technology
                                                   Managing Director of National

Mr. Gould, primarily responsible for the Company's technology and interactive development, was named Vice-Chairman in July 1999. Mr. Gould joined National in May 1995 and is currently the Managing Director of Capital Markets. Prior to joining National, Mr. Gould worked at Merrill Lynch & Co., Inc. Mr. Gould graduated with a B.A. from the University of Wisconsin.

Meetings of Directors

During the fiscal year ended September 28, 2001, the Company's Board of Directors met or acted by Unanimous Written Consent a total of 13 times. No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board and committees of which he was a member.

Director Compensation

Outside directors (i.e., directors who are not also officers or employees of the Company or of a subsidiary) are paid $1,000 per meeting attended in person, and $500 per meeting attended by telephone. Outside directors are also granted options to purchase 5,000 shares of the Company's Common Stock each year of their tenure, which fully vest six months after the date of issuance. This annual option grant will be increased to 10,000 shares effective with the 2002 Annual Meeting. The exercise price of such options will equal or exceed fair market value of the Common Stock on the date of grant. The Company shall reimburse all directors for expenses incurred traveling to and from board meetings. The Company does not pay inside directors any compensation as a director.

Certain Relationships and Related Transactions

Messrs. Goldwasser, Rettman, Bresner and Gould have brokerage margin accounts with National. The transactions, borrowings and interest charges in these accounts are handled in the ordinary course of business and are consistent with other similar customer accounts.

In August 2001, Mr. Rothstein's IRA loaned the Company $50,000, pursuant to the terms of a Subordinated Promissory Note. The Note bears interest at a rate of 9% and is due in August 2004.

In March 2001, the Company had its initial closing of Robotic Ventures Fund I, L.P., a venture capital fund dedicated to investing in companies engaged in the business of robotics and artificial intelligence. As of September, 2001 the fund raised a total of $5.2 million, $265,000 of which was capital directly invested by the Company into the fund. The Company serves as the managing member of Robotic Ventures Group LLC, the general partner of the fund. As the managing member of the funds general partner, the Company is entitled to the 2% management fee paid by the fund. Additionally, the Company owns 24.5% of the funds general partner, which is entitled to 20% of the profits generated by the fund after the investors receive the return of their invested capital. Each of Messers Rothstein and Goldwasser own 7.5% of Robotic Ventures Group LLC.

The holders of the Series A Preferred Stock that was issued in connection with the Investment Transaction, which includes Triage Partners LLC and One Clark LLC, were granted demand and piggy-back registration rights relating to the Common Stock issuable upon conversion of the Preferred Stock.

As part of the Investment Transaction, Messrs. Rothstein and Daskal each entered into a Termination and Consulting Agreement with the Company. The agreement with Mr. Rothstein provides for the termination of all provisions and obligations pursuant to his Employment Agreement, and payment by the Company of a monthly consulting fee of $10,000 for a period of 18 months. All unexercised stock options previously granted to Mr. Rothstein were cancelled. Mr. Rothstein's obligation to repay an $11,000 principal amount loan obligation to the Company was forgiven. The Company also agreed to sell 100% of the common stock, representing its entire ownership interest, in Canterbury Securities Corporation to Mr. Rothstein, at a price equal to its net book value, of approximately $11,100. The agreement with Mr. Daskal provides for the termination of all provisions and obligations pursuant to his Employment Agreement, his retention as a non-executive employee of the Company for a period of three months, and payment by the Company of a monthly consulting fee of $10,000 for a period of 27 months thereafter. All unexercised stock options previously granted to Mr. Daskal were cancelled, with the exception of options to acquire 50,000 shares of Common Stock that will expire one year after closing. Mr. Daskal subsequently agreed to serve as the Company's Acting Chief Financial Officer and Acting Secretary through March 31, 2002.

Executive Compensation

The following table sets forth the cash compensation paid by the Company to each of its executive officers whose total annual salary and bonus exceeded $100,000 for fiscal 2001 (the "Named Executive Officers") during the fiscal years ended 2001, 2000 and 1999:

                               ANNUAL COMPENSATION

                                                                                                    Long-Term
                                                                                                   Compensation
                                                                                     Other          Securities
                                        Year                                         Annual         Underlying
Name and Capacity                       Ended        Salary(1)         Bonus      Compensation       Options
------------------------------------------------------------------------------------------------------------------------

Steven A. Rothstein (2)                  2001        $ 554,000 (3)      $ 110,000    $     -           $       -
Chairman and Chief Executive Officer     2000        $ 677,000 (3)      $  50,000    $     -           $       -
                                         1999        $ 402,000 (3)      $  57,000    $     -           $       -

Mark Goldwasser                          2001        $ 428,000          $  25,000    $     -           $       -
President                                2000        $ 123,000          $    -       $     -           $       -

Robert H. Daskal (4)                     2001        $ 206,000          $  60,000    $     -           $       -
Senior Vice President, Chief Financial   2000        $ 247,000          $  30,000    $     -           $       -
Officer, Treasurer and Secretary         1999        $ 230,000          $  18,000    $     -           $       -

Craig M. Gould (5)                       2001        $ 171,000          $  60,000    $     -           $       -
Vice Chairman of Technology              2000        $ 220,000          $  15,000    $     -           $       -

Michael A. Bresner                       2001        $ 300,000          $ 135,000    $     -           $       -
President of National                    2000        $ 350,000          $  40,000    $     -           $       -
                                         1999        $ 250,000          $  26,000    $     -           $       -

(1) Amounts include commissions earned in the normal course of business, fees received for Corporate Finance services and profit from the sale during the year of the Company's stock obtained through the exercise of options.

(2)     Resigned as an executive officer of the Company as of December 28, 2001.

(3) Compensation paid to Mr. Rothstein by the Company includes a percentage of business generated or supervised by Mr. Rothstein as follows: he is paid 50% of the commission generated on retail trades (compared to the 70% typically paid to National's brokers) and a portion of premiums for term life insurance paid by the Company.

(4) Resigned as an executive officer of the Company as of December 28, 2001. Mr. Daskal will remain as acting Chief Financial
        Officer and acting Secretary through March 31, 2002.

(5) Compensation in 1999 paid to Mr. Gould did not exceed $100,000 and therefore is not listed for that fiscal year.


In April, July and August 2001, as part of the efforts to reduce overhead costs, management of the Company received a temporary reduction in compensation up to 84% of base salary.

The Company has granted options to certain officers, directors, employees, investment executives and consultants. The options granted during the last fiscal year (adjusted for stock dividends) to the Named Executive Officers are as follows:

                                               Option Grants in Last Fiscal Year

                         ------------------------------------------------------------------------------------------
                            Number of       % of Total                                 Potential Realized Value
                           Securities        Options                                   at Assumed Annual Rates
                           Underlying       Granted to                               of Stock Price Appreciation
                             Options        Employees       Exercise    Expiration         for Option Term
                                                                                    -------------------------------
         Name                Granted      in Fiscal Year      Price        Date           5%             10%
------------------------ ------------------------------------------------------------------------------------------

Steven A. Rothstein            12,000         4.07%         $   3.88     01/10/06    $    13,000    $    28,000

Mark Goldwasser                12,000         4.07%         $   3.88     01/10/06    $    13,000    $    28,000

Robert H. Daskal                8,000         2.72%         $   3.88     01/10/06    $     9,000    $    19,000

Michael A. Bresner              8,000         2.72%         $   3.88     01/10/06    $     9,000    $    19,000

Craig M. Gould                  8,000         2.72%         $   3.88     01/10/06    $     9,000    $    19,000

The options exercised by the Named Executive Officers, and the fiscal year end value of unexercised options, are as follows:

                                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
                         ---------------------------------------------------------------------------------------------------
                                                             Number of Securities              Value of Unexercised
                             Shares                         Underlying Unexercised             In-the-Money Options
                            Acquired         Value        Options at Fiscal Year End            at Fiscal Year End
                                                      ----------------------------------------------------------------------
         Name              on Exercise     Realized     Exercisable     Unexercisable      Exercisable     Unexercisable
------------------------ ---------------------------------------------------------------------------------------------------

Steven A. Rothstein             66,603    $248,000         209,194             5,000       $     -          $     -



Mark Goldwasser                   -       $    -           192,000               -         $     -          $     -



Robert H. Daskal                  -       $    -            91,851             5,000       $     -          $     -



Michael A. Bresner                -       $    -            99,250               -         $     -          $     -



Craig M. Gould                    -       $    -            76,968             5,000       $     -          $     -



Employment Agreements

The Company has employment agreements with each of the Named Executive Officers. Messrs. Rothstein, Goldwasser, Daskal, Bresner and Gould are paid a base annual salary of $480,000, $400,000, $240,000, $350,000 and $200,000, respectively plus bonuses and additional benefits offered other executives of the Company. As a result of several reductions in compensation, each of the Named Executive Officers was being paid an annual salary of $75,000, effective in October 2001. Messrs. Rothstein's, Daskal's and Gould's agreements expire on July 1, 2002. Mr. Goldwasser's agreement expires on June 12, 2003. Messrs. Rothstein, Goldwasser, Daskal and Gould are entitled to a lump sum severance payment, equaling one year's salary if their employment is terminated under certain circumstances. Mr. Bresner's agreement expires on June 30, 2003 and he is entitled to a lump sum severance payment, equaling two years' salary if his employment is terminated under certain circumstances. In the event of a change of control of the Company or National, each Named Executive Officer or the Company may terminate their employment with the Company in exchange for a lump-sum payment of two years' base compensation, plus continuation for 18 months of certain employee benefits provided by the Company. Each Named Executive Officer has agreed not to induce or solicit any customer of the Company to discontinue its relationship with the Company during the term of his employment and for a one-year period thereafter.

In November 2001, Mr. Goldwasser voluntarily terminated his employment agreement in exchange for a profit participation in National's branch office at 120 Broadway in New York City. As part of the Investment Transaction, Messrs. Rothstein and Daskal agreed to terminate their employment agreements, and entered into Termination and Consulting Agreements with the Company. Also as part of the Investment Transaction, the term of Mr. Bresner's employment agreement was extended to June 30, 2004.

Compensation Committee

The Company's Compensation Committee for the fiscal year 2001 consisted of two outside Directors, Messrs. Holcomb and Patel. The Committee believes the compensation paid to the Company's Executive Officers is competitive with companies within its industry that are comparable in size and by companies outside the industry with which the Company competes for executive talent.

Report of the Compensation Committee:

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Committee is responsible for making recommendations to the Company's Board of Directors concerning the compensation of the Company's Chief Executive Officer and, based upon recommendations received from the Company's Chief Executive Officer, the compensation of the Company's other officers, consistent with employment contracts where appropriate.

The Company has a compensation program that consists of salary and performance bonus (which are generally reviewed annually) and stock options. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support the Company's business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program, which provides overall compensation competitive with that paid executives with comparable qualifications and experience. This is critical to attract and retain competent executives.

Annual cash bonuses are determined by action of the Board of Directors on recommendations made to it by its Compensation Committee. Stock options may be granted to key employees of the Company as determined by the Board of Directors pursuant to the Company's stock option plans which provides additional incentive to maximize stockholder value. The plans may also utilize vesting periods to encourage option recipients to continue in the employ of the Company. The Company grants stock options to its officers, directors, employees, investment executives and consultants.

Compensation of the Chief Executive Officer:

The annual salary and bonus of the Company's Chief Executive Officer are determined in consultation with Mr. Rothstein. Mr. Rothstein's base annual salary is $480,000. As a result of several salary reductions, in fiscal 2001, Mr. Rothstein received a base salary of $468,000, commissions and other compensation of $86,000 and a cash bonus of $110,000, attributable to the Company's financial results. In fiscal 2000, Mr. Rothstein received a base salary of $480,000, commissions and other compensation of $197,000 and a cash bonus of $50,000, attributable to the Company's financial results. In fiscal 1999, Mr. Rothstein received a base salary, commissions and other compensation of $402,000 and a cash bonus of $57,000. Amounts for commissions and other compensation are made up of brokerage commissions earned at the employee payout rate of 50% and a car lease for Mr. Rothstein paid by the Company. Cash bonuses are determined by the annual bonus pool, which is based on the Company's profits, and allocated by senior management. In fiscal 1998 and fiscal 1999 Mr. Rothstein had agreed to a voluntary reduction in base salary and as recognition of this reduction in salary Mr. Rothstein received a bonus of $57,000 in fiscal 1999. These amounts reflect the Committee's philosophy as described above.

The Compensation Committee regularly evaluates its policies with respect to executive compensation. The Compensation Committee believes that a combination of salary, bonus, and stock options provides a mix of short and long-term rewards necessary to attract motivate and retain an excellent management team.

Compliance with Section 162(m) of the Internal Revenue Code of 1986:

The Company intends to comply with the requirements of Section 162 (m) of the Internal Revenue Code of 1986 for the fiscal year 2001.

                             Compensation Committee:
                                James C. Holcomb
                                   D.S. Patel

Audit Committee

The Audit Committee for the fiscal year 2001 consisted of the following three outside Directors: Messrs. Rosenberg, Holcomb and Patel. The Audit Committee reviewed the Company's audited financial statements as of and for the fiscal year ended September 28, 2001 with management and the Company's independent public accountants, Feldman Sherb & Co., P.C. This review included the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as issued and amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee discussed with Feldman Sherb & Co., P.C., their independence from management and from the Company.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended September 28, 2001 be included in the Company's Annual Report on Form 10-K for the year ended September 28, 2001.

                                Audit Committee:
                                Gary A. Rosenberg
                                James C. Holcomb
                                   D.S. Patel

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Exchange Act, the Company's directors and executive officers and beneficial owners of more than 10% of the Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock.

Messrs. Holcomb, Patel, Rosenberg, Rothstein, Bresner, Daskal, Goldwasser and Gould failed to file in a timely manner a Form 5 in the fiscal year 2001.

Comparison of Five-Year Cumulative Total Return

The following chart and graph compares cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return on the common equity of the companies in the AMEX U.S. Index and the AMEX Financial Index (the "Peer Group") for the period from October 1, 1996 to September 28, 2001. We assume a $100 investment on October 1, 1996, in each of Olympic Cascade Financial Corporation Common Stock, AMEX U.S. Index and the AMEX financial Index (the "Peer Group"), and further assume the reinvestment of all dividends.


                              Olympic                                AMEX
 Measurement Period           Cascade             AMEX             Financial
(Fiscal Year Covered)        Financial         U.S. Index            Index
 -------------------         ---------         ----------            -----

        1996                   100.00            100.00             100.00
        1997                    83.35            103.83             153.67
        1998                    15.50            128.46             177.62
        1999                    51.96            130.58             167.66
        2000                    78.40            162.31             158.63
        2001                    30.92            198.81             183.65



     [GRAPHIC HERE]

Security Ownership of Certain Beneficial Owners and Management

Certain Beneficial Owners

The following table sets forth certain information with respect to persons known by the management of the Company to own beneficially more than five percent (5%) of the voting Securities of the Company as of January 18, 2002:

                                             Amount and          Percentage
       Name and Address of              Nature of Beneficial        of
        Beneficial Owner                   Ownership (1)           Class

----------------------------------------------------------------------------
Steven B. Sands                              642,533 (2)           24.77%
90 Park Avenue
39th Floor
New York, NY 10016

Martin S. Sands                              642,533 (2)           24.77%
90 Park Avenue
39th Floor
New York, NY 10016

Mark Goldwasser                              577,967 (3)           20.75%
120 Broadway
27th Floor
New York, New York 10271

Gary A. Rosenberg                             129,444(4)           5.47%
676 North Michigan Avenue
Suite 3660
Chicago, Illinois 60611

Peter Rettman                                 150,000(5)           6.29%
1001 Fourth Avenue
Suite 2200
Seattle, Washington 98154

Gregory P. Kusnick and                       433,333 (6)           16.23%
Karen Jo Gustafson
P.O. Box 22443
Seattle, WA 98122

Gregory C. Lowney and                        433,333 (6)           16.23%
Maryanne K. Snyder
15207 NE 68th Street
Redmond, WA 98052

Steven A. Rothstein                           286,363(7)           12.78%
875 North Michigan Avenue
Suite 1560
Chicago, Illinois 60611

(1) All securities are beneficially owned directly by the persons listed on the table (except as otherwise indicated).

(2) Includes 285,000 shares owned indirectly through Triage Partners LLC and 357,533 shares issuable upon conversion of 5,363 shares of Series A Preferred Stock owned indirectly though Triage Partners LLC. Does not include voting proxy granted to Triage Partners LLC over 274,660 shares owned directly and indirectly by Mr. Rothstein.

(3) Includes 357,467 shares issuable upon conversion of 5,362 shares of Series A Preferred Stock owned indirectly through One Clark LLC and 192,000 shares of vested unexercised stock options.

(4) Includes 127,194 shares of vested unexercised stock options and 2,250 restricted stock warrants.

(5)      Includes 150,000 restricted warrants to purchase Common Stock.

(6) Includes 333,333 shares issuable upon conversion of 5,000 shares of Series A Preferred Stock and 100,000 restricted stock warrants owned as joint tenants with rights of survivorship.

(7) Includes 88,750 shares owned by direct family members, and 92,510 shares and 5,000 restricted stock warrants owned by retirement plan. Triage Partners LLC has been granted a voting proxy on 274,660 shares owned directly and indirectly by Mr. Rothstein.

Management

The following information is furnished as of January 18, 2002 as to each class of equity securities of the Company beneficially owned by all Directors and Named Executive Officers (exclusive of Mr. Rothstein who resigned as an executive officer on December 28, 2001) of the Company:

                                                                Amount and Nature of
Name of Beneficial Owner                                        Beneficial Ownership          Percent of Class
-------------------------------------------------------------------------------------------------------------------
Steven B. Sands - Co-Chairman                                       642,533 (1)                   24.77%
Martin S. Sands - Co-Chairman                                       642,533 (1)                   24.77%
Mark Goldwasser - President and Chief Executive Officer             577,967 (2)                   20.75%
Gary A. Rosenberg - Director                                        129,444 (3)                    5.47%
Peter Rettman - Director                                            150,000 (4)                    6.29%
Andrew Zaro - Director                                                  -0-                         0.0%
Robert J. Rosan - Director                                              -0-                         0.0%
Michael A. Bresner - President of National                           99,250 (5)                    4.25%
Craig M. Gould - Vice Chairman of Technology and Managing            84,963 (6)                    3.67%
Director of National
Robert H. Daskal - Acting Chief Financial Officer and Acting         51,875 (7)                    2.27%
Secretary
All executive officers and directors of the Company as a          1,736,032 (8)                   47.57%
group (ten persons)

(1) Includes 285,000 shares owned indirectly through Triage Partners LLC and 357,533 shares issuable upon conversion of 5,363 shares of Series A Preferred Stock owned indirectly though Triage Partners LLC. Does not include voting proxy granted to Triage Partners LLC over 274,660 shares owned directly and indirectly by Mr. Rothstein.

(2) Includes 357,467 shares issuable upon conversion of 5,362 shares of Series A Preferred Stock owned indirectly through One Clark LLC and 192,000 shares of vested unexercised stock options.

(3) Includes 127,194 shares owned of vested unexercised stock options and 2,250 of restricted stock warrants.

(4)      Includes 150,000 restricted warrants to purchase Common Stock.

(5)      Includes only shares of vested unexercised stock options.

(6)      Includes 76,968 shares of  vested unexercised stock options.

(7)      Includes 50,000 shares of  vested unexercised stock options.

(8) Includes 715,000 shares issuable upon conversion of 10,725 shares of Series A Preferred Stock, 545,412 shares of vested unexercised stock options and 152,250 restricted stock warrants. Does not include voting proxy granted to Triage Partners LLC over 274,660 shares owned directly and indirectly by Mr. Rothstein.

                                   PROPOSAL 2
                  TO AMEND THE CERTIFICATE OF INCORPORATION TO
      INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

General

The Company's Certificate of Incorporation currently authorizes the issuance of 6,000,000 shares of Common Stock, par value $.02, and 100,000 shares of Preferred Stock, par value $.01. In January 2002, the Board of Directors adopted a resolution approving, and declared advisable, subject to stockholder approval, an amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 6,000,000 to 60,000,000 shares. No change is being proposed to the authorized number of shares of Preferred Stock. An increase in the authorized Common Stock is necessary to allow for the conversion of Series A Preferred Stock issued in the Investment Transaction and to enable the Company to have a sufficient number of authorized and unissued shares of Common Stock for corporate opportunities, such as additional stock offerings, acquisitions, stock dividends and compensation plans. If the stockholders approve this proposal, the first paragraph of Article IV of the Company's Certificate of Incorporation would be amended to read in its entirety as follows:

         "The total number of shares of all classes of stock which the corporation has authority to issue is Sixty Million One Hundred Thousand (60,100,000) shares, consisting of two classes: Sixty Million (60,000,000) shares of Common Stock, $.02 par value per share (the "Common Stock"), and One Hundred Thousand (100,000) shares of Preferred Stock, $.01 par value per share (the "Preferred Stock")."

Reasons for the Increase in the Number of Authorized Shares of Common Stock

The Company's reserve of authorized but unissued shares of Common Stock has been depleted in recent years as a result of the granting of stock options under the Company's stock option plans and the consummation of the Investment Transaction. In order to provide that the Company will have a sufficient number of authorized and unissued shares of Common Stock to allow for the conversion of Series A Preferred Stock issued in the Investment Transaction and the exercise of options and warrants and to allow flexibility with respect to potential corporate opportunities, such as additional stock offerings, acquisitions, stock dividends and compensation plans, the Board of Directors has decided to increase the number of authorized shares of Common Stock from 6,000,000 to 60,000,000. However, other than the shares of Common Stock the Company needs to reserve for issuance pursuant to the conversion of Series A Preferred Stock issued in the Investment Transaction and under its existing stock option plans and outstanding warrants, the Company currently has no specific commitments or agreements to issue any shares of Common Stock pursuant to any stock offerings, acquisitions, stock dividends or compensation plans. Also, while this is not the intent of this proposal, in addition to general corporate purposes, the proposed share increase can be used to make a change in control of the Company more difficult. See "Potential Anti-Takeover Effect of Authorized Securities" below.

The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company authorized prior to approval of this proposal. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company.

As of the Record Date, the Company had a total of 2,236,449 shares of Common Stock issued and outstanding. Additionally, the Company had 4,084,031 shares of Common Stock potentially needed for issuance consisting of 906,107 shares reserved for issuance upon exercise of outstanding stock options, 995,000 shares reserved for future option grants, 467,925 shares reserved for issuance upon exercise of outstanding warrants, 1,714,999 shares reserved for conversion upon exercise of outstanding and to be issued Series A Preferred Stock. As of the Record Date, 20,725 shares of the Company's Preferred Stock, of which 100,000 shares are authorized, were issued or outstanding. No increase in the number of authorized shares of Preferred Stock of the Company is proposed or anticipated at the present time.

If approved, the increased number of authorized shares of Common Stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of stockholders of the Company will be required, except as provided under Delaware law or under applicable stock exchange or stock market rules. The availability of additional shares for issuance, without the delay and expense of obtaining stockholder approval at a special meeting, will restore the Company's flexibility to issue Common Stock to a level that the Board of Directors believes is advisable. However, except as described above, the Company currently has no specific commitments or agreements to issue any shares of Common Stock.

Potential Anti-takeover Effect of Authorized Securities

The increase in the authorized Common Stock may facilitate certain anti-takeover devices that may be advantageous to management if management attempts to prevent or delay a change of control. The Board of Directors could create impediments to a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid. In this connection, the Board of Directors could issue shares of Common Stock to a holder that would thereby have sufficient voting power to assure that certain types of proposals would not receive the requisite stockholder vote, including any proposal to remove directors, to accomplish certain business combinations opposed by the Board of Directors, or to alter, amend or repeal provisions in the Company's Certificate of Incorporation or Bylaws relating to any such action. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of such shares could dilute the Common Stock ownership of such person or entity. Employing such devices may adversely impact stockholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving the Company. By use of such anti-takeover devices, the Board of Directors may thwart a merger or tender offer even though stockholders might be offered a substantial premium over the then current market price of the Common Stock. At the present time, the Company is not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company, and this proposal is not being made in response to any such attempt.

The Certificate of Incorporation of the Company authorizes the issuance of 100,000 shares of Preferred Stock, 70,000 of which remain undesignated. The Board of Directors, within the limitations and restrictions contained in the Certificate of Incorporation and without further action by the Company's stockholders, has the authority to issue the undesignated Preferred Stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and increasing the number of votes required to approve a change in control of the Company.

While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by the Board of Directors. Moreover, the Board of Directors does not currently intend to propose additional anti-takeover measures in the foreseeable future.

Board of Directors' Reservation of Rights

The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal, including without limitation editorial modifications or any other change to the amendment to the Company's Certificate of Incorporation which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

No Dissenters' Rights

Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal with respect to the proposal to amend the Company's Certificate of Incorporation.

The Board of Directors recommends a vote FOR this proposal.

                                   PROPOSAL 3
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, acting on the recommendation of the Audit Committee, has appointed Feldman Sherb & Co., P.C., as the independent public accountants for the Company for the fiscal year ending September 27, 2002. The Board of Directors requests that the shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors will consider the selection of another public accounting firm for fiscal year 2002 and future years. One or more representatives of Feldman Sherb & Co., P.C. may attend the Annual Meeting and, if so, will have an opportunity to make a statement if they so desire, and would be available to answer questions.

Fees for services performed by Feldman Sherb & Co., P.C. during the fiscal year 2001 relating to the audit of the consolidated annual financial statements and preparation of Federal and state income tax returns were approximately $118,000. Fees for other audit related services in 2001 aggregated approximately $10,000.

The Proxyholders intend to vote the shares represented by proxy in favor of the ratification of the appointment of Feldman Sherb & Co., P.C. as independent accountants, except to the extent a shareholder votes against or abstains from voting on this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Feldman Sherb & Co., P.C. as independent public accountants for the Company in fiscal year 2002.


                                 OTHER BUSINESS

Management knows of no business to be brought before the Annual Meeting of Shareholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope in enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

                                        By Order of the Board of Directors


                                        Robert H. Daskal
                                        Acting Secretary

PROXY CARD (front)

                      OLYMPIC CASCADE FINANCIAL CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     OLYMPIC CASCADE FINANCIAL CORPORATION.

The undersigned stockholder of Olympic Cascade Financial Corporation (the Company ) hereby constitutes and appoints Steven B. Sands, Martin S. Sands and Mark Goldwasser, attorney and proxy of the undersigned, with power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, a Delaware corporation, to be held on March 12, 2002 at 10:00 A.M. local time at 120 Broadway, 27th Floor, New York, New York 10271, and at any adjournments thereof, with respect to the following:

Proposals:

1.       Election of Directors:

     [ ] FOR all nominees listed below (except as marked to the contrary below)

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through nominee's name in the list below.

                           Steven B. Sands           Martin S. Sands

2. To approve the adoption of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 6,000,000 shares to 60,000,000 shares.

       [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

3. To ratify the appointment of Feldman Sherb & Co., P.C. as independent public accountants of the Company for the fiscal year ending September 27, 2002.

       [ ] FOR           [ ] AGAINST               [ ] ABSTAIN

(To be continued and signed on reverse side)

PROXY CARD (back)


This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the nominees named in proposal 1 and FOR proposals 2 and 3 as described herein.

The Board of Directors recommends voting in favor of each of the three proposals.

PLEASE DATE, SIGN AND MAIL AT ONCE IN THE ENCLOSED POSTAGE PAID ENVELOPE.



Signature: ___________________________________

Date: _______________________________________

Signature: ___________________________________
          (if held jointly)

Note: Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title.